Exhibit 99.1

Volume 3, Issue 5 Highwater Ethanol, LLC March 2010 Investor Update Our first annual meeting after beginning operations is now behind us and we move into our first full year of production. Thank you to all who attended and those who returned their proxy votes. Your votes are important so that we as a board are able to continue to represent you, our members. We are not able to do business at the annual meeting without 51% of our total membership units outstanding being present in person or by proxy. So therefore it is very important for you to return your proxy forms promptly. At the meeting, the vote to amend the member control agreement to fix the board at twelve governors failed. It was announced during the meeting that the amendment had passed but when the votes were audited it was realized that a mistake had been made. The amendment did receive a majority of the votes cast, in person or by proxy, but to pass it needed 51% of the total membership units outstanding and it fell short of that. The following people were elected to the Highwater Ethanol Board of Directors: 3 year term: Russ Derickson, Ron Jorgenson, and Scott Brittenham. 2 year term: Warren Pankonin, George Goblish, and Luke Spalj. 1 year term: David Moldan, Tim VanDer-Wal, and Rex Roehl. Also at the annual meeting plant operations were explained and questions were answered about the company’s performance thus far. We are pleased with the plants production. This is a credit to your great employees. We have had a snowier than normal winter which has made it more difficult for production and maintenance crews. They have worked hard at developing a snow removal system. Hopefully spring is just around the corner. Again I thank the employees for their patience while we obtained the necessary equipment needed. Looking into spring and summer we expect to continue to run the facility as efficiently as possible to achieve the best possible returns for you our investors. Remember each of you is our best ambassadors for the ethanol industry. We need to remind everybody of the importance of using ethanol, a renewable fuel, in their vehicles. I would like to give thanks to the five individuals who have served on the board since its inception and will no longer be representing you on the board; Jason Fink, Monica Anderson, John Schueller, Mike Landuyt, and Todd Reif. These individuals have all played an important role in the formation of Highwater Ethanol, from the initial organization, equity drives, plant design and layout, marketing, permitting, human resources and the list goes on. We are grateful for all the time and effort that they have given to Highwater Ethanol. Thank you. We wish you the best in your future endeavors and I know you will each be involved in another project before long because that's what you do; always looking for ways to help your communities. Again thank you. Sincerely, David Moldan From the Board Chair...

PAGE 2 HIGHWATER ETHANOL, LLC VOLUME 3, ISSUE 5 Highwater Ethanol Highlights from your CEO/GM Greetings from Highwater Ethanol, LLC, Lamberton, MN!! As I write this for our spring 2010 newsletter we have completed our seventh month of operations at Highwater Ethanol, LLC. For everyone that was able to attend our annual meeting on February 26, 2010, thank you! We shared the financial recap for the year ending October 31, 2009 which showed a net loss of approximately $1,491,406.00. $1,537,575.00 of this was on the derivative instrument which in reality is a non–cash loss to the Company. The derivative instrument is a tool we used to lock in the interest rate on our $25.2 million dollar adjustable rate loan. We showed an actual operating profit of approximately $1,036,906.00. We feel the timing of our startup has been a blessing, as it has allowed us to operate with a positive cash flow. Through the month of February 2010 we have received approximately 9.487 million bushels of corn while producing approximately 27,055,000 million gallons of denatured ethanol. We have also produced approximately 70,324 tons of DDGs. Management believes the first seven months have been a nice start up for Highwater Ethanol, LLC with limited shutdown days at the facility. This can be attributed to our Plant Manger and the rest of the employees we have at Highwater Ethanol. Our first annual maintenance shutdown is scheduled for early April 2010. As we stated in our October 31, 2009 10-K Highwater Ethanol management anticipates that ethanol prices will continue to change in relation to changes in corn and energy prices. We feel these prices have been somewhat volatile due to the uncertainty that we are experiencing in the overall economy which has been affecting commodities prices for the last year. Management at Highwater Ethanol expects current margins will be sufficient to generate cash flow to maintain operations , service our debt and comply with our financial covenants. As I have stated in prior newsletters the ethanol industry is a maturing industry and we anticipate it will continue to have its growing pains. We at Highwater Ethanol are doing our best for you to ensure that we are ready for the future whatever it brings. My thoughts on the Renewable Fuels Standard (RFS); the most controversial part of RFS2 involves what is commonly referred to as the lifecycle analysis of green house gas emissions. Specifically, the EPA adopted rules to determine which renewable fuels provided sufficient reductions in green house gases, compared to conventional gasoline, to qualify under the RFS program. RFS2 establishes a tiered approach, where regular renewable fuels are required to accomplish a 20% green house gas reduction compared to gasoline. Advanced biofuels and biomass-based biodiesel must accomplish a 50% reduction in green house gases, and cellulosic biofuels must accomplish a 60% reduction in green house gases. Any fuels that fail to meet this standard cannot be used by fuel blenders to satisfy their obligations under the RFS program. The scientific method of calculating these green house gas reductions has been a contentious issue. Many in the ethanol industry were concerned that corn based ethanol would not meet the 20% green house gas reduction requirement based on certain parts of the environmental impact model that many in the ethanol industry believed was scientifically suspect. However, RFS2 as adopted by the EPA, provides that corn based ethanol from modern ethanol production processes does meet the definition of a renewable fuel under the RFS program. Many in the ethanol industry are concerned Continued on Page 3

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that certain provisions of RFS2 as adopted may disproportionately benefit ethanol produced from sugarcane. This could make sugarcane based ethanol, which is primarily produced in Brazil, more competitive in the United States ethanol market. If this were to occur, it could reduce demand for the ethanol that we produce. As we continue to move forward we expect the ruling by the EPA in regards to E15 to be very important to the ethanol industry. Your support for E15 is important and the next step for the ethanol industry.

The Highwater Ethanol Mission Statement: *"To successfully build and operate an ethanol facility, which will be profitable to our investor owners, while contributing to the economic growth in the region."* Every time your Board of Governors meets this statement is in front of them, and it remains a focus of your management team. We will do our BEST to make you, our member owners, proud of Highwater Ethanol, LLC.

We will take care of the present as we focus on the FUTURE!

Brian Kletscher, CEO/GM

Politics aside, this is remarkable....

The United States population has increased by more than 50%, in the last 40 years, traffic volume (miles driven) in the United States has increased 160%, and real GDP has increased 204%; and yet air quality in the United States is better than ever - nitrous dioxide, sulfur dioxide, carbon monoxide and lead have all decreased between 46% and 92% between 1980 and 2008 (see chart). (Source—EPA)


Air Quality: NO, SO2, CO, Lead
1980 to 2008
Index = 100 in 1980
120
100
80
60
40
20
0
Nitrous Dioxide
Sulfur Dioxide
Carbon Monoxide
Lead
Source: EPA
-46%
-71%
-79%
-92%
80 82 84 86 88 90 92 94 96 98 00 02 04 06 08

Scenes from One Year Ago



Preparing the ground to do cement work for the scales



Delivering the Boiler via rail



Setting the grain legs

Commodity Talk with Tom Streifel The balancing game continues . . . Following Hurricane Katrina, the United States government made ethanol a vital part of the goal of becoming less dependent on imported oil. Consequently the ethanol industry experienced improved margins and the rush to build extra capacity was in full gear. Two years later the industry was looking at 20% more built capacity than the mandated demand base. In my opinion this excess supply drove margins lower and forced some plants to close. As it turned I believe, too much production went off line, which along with slower production in Brazil because of tightening sugar supplies netted a shortage of ethanol during the fall of 2009. As a result, in management’s opinion, margins rebounded again last fall, thus a few plants started back up while existing plants ramped up production. Recently, margins have eased again as management believes ethanol producers face another over supplied ethanol market. Annual demand for ethanol is forecasted to improve to coincide with the Federal mandate. Ethanol is currently lower priced than gasoline, thus, in my opinion, strong discretionary blending should be taking place. How long the industry faces these lower margins depends on how fast the United States economy recovers (gasoline demand) plus the underlying cost of corn. This balancing game is quite familiar to farmers and others who live by the laws of commodities; a cycle of supply shortage followed by a spike in prices followed by over production and lower prices. I believe the ethanol industry and those involved in the early stages should be proud of their achievements. There is always the cause and effect game. For example, higher corn prices places a stress on livestock feeders. Presently, the United States ethanol production displaces approximately 9% of United States demand on foreign gasoline; which I believe results in that much less money we send overseas. Corn consumption for bio fuels in the 2009-10 marketing year is expected to account for approximately 33% of the total United States corn production, versus only 14% in 2005-06. The United States government farm program expenditures for the 2005-06 crop year were over 33 billion dollars. Expenditures dropped to 8.7 billion dollars in 2008-09. The total farm income is higher today than witnessed in the first half of this past decade. United States soybean exports to China set a record this past year, which, in my opinion, is one of the few bright spots in the United States-China trade balance. PAGE 4 HIGHWATER ETHANOL, LLC VOLUME 3, ISSUE 5 Check for updates and future newsletters on our website: www.highwaterethanol.com Contact Information: 24500 US HWY 14 PO Box 96 Lamberton, MN 56152 Phone: 507.752.6160 Toll Free: 888.667.3385 Fax: 507.752.6162 E-mail: info@highwaterethanol.com

The Financial Side of Things This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission (“SEC”). Changes in our business strategy, capital improvements or development plans; Changes in plant production capacity or technical difficulties in operating the plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries; Changes in the availability and price of natural gas and corn, and the market for ethanol and distillers grains; Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives); Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; Competition in the ethanol industry and from alternative fuel additives; Lack of transport, storage and blending infrastructure preventing ethanol from reaching high demand markets; Volatile commodity and financial markets; and the results of our hedging transactions and other risk management strategies. Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements. Time has flown by since my last article. All of our investors should have received their 2009 K-1 by now. If you have not received your K-1 yet, please call the office at 888-667-3385 and we will be happy to send you a copy. Speaking of the K-1s, we were pleased to say we accomplished our goal of having them all mailed to our investors by January 29, 2010. The October 2009 Financials show our year end results including our first months of operations. We are capturing plant information to enhance our financial information to increase our analysis of plant functions. An easy way to find our financials is to go to our website at www.highwaterethanol.com and select the “SEC Compliance” tab and then select “Highwater Ethanol’s SEC Filings”. This will bring you to the SEC website containing Highwater Ethanol information. For your reference while on the SEC site, the Form 10-K’s are the annual filings and the Form 10-Q’s are the filings for the other three quarters of the year. The form 8-k’s are current reports of specific events and generally do not include financial information. The company financials have changed from when the company was under construction. Most of our fixed assets were not in service during construction so as we started operating the plant the assets came into service resulting in an increase in our depreciation and amortization expense. We now have ingredients and inventory accounts on the balance sheet. The income statement now has revenue and cost of goods sold activity has also started. The accounting process cycle is coming together and has indicated that our busiest time will probably be between October and mid March with a fiscal year end, separate tax year end, our first quarterly filing due, along with all the normal year end processes we need to complete within this timeframe. Until next time. Take Care, Mark PAGE 5 HIGHWATER ETHANOL, LLC VOLUME 3, ISSUE 5